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                                                                      EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Discover Card Master Trust I and Discover Bank (Registration Number 333-57556) on Form S-3 of our Independent Accountants' Report dated January 10, 2003, pursuant to Section 3.08 of the Pooling and Servicing Agreement dated as of October 1, 1993, as amended and supplemented, between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee, appearing as Exhibit 99(B) to the Annual Report on Form 10-K of Discover Card Master Trust I for the period from December 1, 2001 through November 30, 2002.


                                                /s/ Deloitte & Touche LLP
                                                -------------------------

February 19, 2003
Chicago, Illinois